Exhibit 10.1

INNOPHOS INVESTMENTS HOLDINGS, INC.

$120,000,000

Floating Rate Senior Notes due 2015

Purchase Agreement

February 7, 2005

BEAR, STEARNS & CO. INC.

INNOPHOS INVESTMENTS HOLDINGS, INC.

$120,000,000

Floating Rate Senior Notes due 2015

PURCHASE AGREEMENT

February 7, 2005

New York, New York

BEAR, STEARNS & CO. INC.

383 Madison Avenue

New York, New York 10179

Ladies & Gentlemen:

Innophos Investments Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Bear, Stearns & Co. Inc. (the “Initial Purchaser”) $120,000,000 in aggregate principal amount of Floating Rate Senior Notes due 2015 (the “Initial Notes”), subject to the terms and conditions set forth herein. The Notes (as defined) will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined), between the Company and Wachovia Bank, National Association, as trustee (the “Trustee”).

1. Issuance of Securities. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchaser an aggregate of $120,000,000 in principal amount of the Initial Notes. The Initial Notes, the Exchange Notes (as defined) issued in exchange therefore and additional notes issued as interest on the Initial Notes or the Exchange Notes (the “PIK Notes”), if any, are collectively referred to herein as the “Notes.”

Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the “Act”), the Initial Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE

OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO INNOPHOS INVESTMENTS HOLDINGS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF INNOPHOS INVESTMENTS HOLDINGS, INC. SO REQUESTS), (2) TO INNOPHOS INVESTMENTS HOLDINGS, INC. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

2. The Offering. The Initial Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated February 2, 2005 (the “Preliminary Offering Memorandum”), and a final offering memorandum, dated February 7, 2005 (the “Offering Memorandum”), relating to the Company and its subsidiaries and the Notes.

The Initial Purchaser has advised the Company that the Initial Purchaser will make offers (the “Exempt Resales”) of the Initial Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be “qualified institutional buyers,” as defined in Rule 144A under the Act (“QIBs”) and (ii) non-U.S. persons outside the United States in reliance upon Regulation S (“Regulation S”) under the Act (each, a “Reg S Investor”). The QIBs and the Reg S Investors are collectively referred to herein as the “Eligible Purchasers.” The Initial Purchaser will offer the Initial Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

Holders (including subsequent transferees) of the Initial Notes will have the registration rights set forth in the registration rights agreement relating thereto (the “Registration Rights Agreement”), to be dated as of the Closing Date, for so long as such Initial Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to the Company’s Floating Rate Senior Notes due 2015 (the “Exchange Notes”) to be offered in exchange for the Initial Notes (the “Exchange Offer”) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Initial Notes, and to use its commercially reasonable efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the “Operative Documents.”

3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the aggregate principal amount of Initial Notes. The purchase price for the Initial Notes will be $970.0 per $1,000 principal amount Initial Note.

(b) Delivery of the Initial Notes shall be made, against payment of the purchase price therefor, at the offices of Latham & Watkins LLP, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on February 10, 2005 or at such other time as shall be agreed upon by the Initial Purchaser and the Company. The time and date of such delivery and payment are herein called the “Closing Date.”

(c) On the Closing Date, one or more Initial Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate amount corresponding to the aggregate principal amount of the Initial Notes (the “Global Notes”) sold pursuant to Exempt Resales to Eligible Purchasers shall be delivered, or caused to be delivered, by the Company to the Initial Purchaser (or as the Initial Purchaser direct), against payment by the Initial Purchaser of the purchase price therefor, by wire transfer of same day funds, to an account designated by the Company; provided that the Company shall give at least two business days’ prior written notice to the Initial Purchaser of the information required to effect such wire transfer. The Global Notes shall be made available to the Initial Purchaser for inspection not later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Date.

4. Agreements of the Company. The Company covenants and agrees with the Initial Purchaser as follows:

(a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing (i) of the issuance by any state securities commission or other regulatory authority of any stop order or order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any Notes under any state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

(c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum during such period as in the reasonable opinion of counsel for the Initial Purchaser the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchaser for so long as any Initial Notes are outstanding unless the Initial Purchaser previously has been advised thereof and has not objected thereto within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Initial Purchaser’s request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that in the reasonable opinion of the Initial Purchaser or counsel for the Initial Purchaser may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

(d) If, during the period referred to in 4(c) above, any event occurs as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Company or counsel for the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Preliminary Offering Memorandum or Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if in the reasonable opinion of the Initial Purchaser or counsel for the Initial Purchaser it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchaser and (ii) forthwith to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or the Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or the Offering Memorandum will comply with applicable law.

(e) To cooperate with the Initial Purchaser and counsel for the Initial Purchaser in connection with the qualification or registration of the initial Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales: provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

(f) Whether or not the transaction contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all agreements, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Initial Notes to the Initial Purchaser, (iv) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky memorandum and the reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto in an amount not to exceed $7,000), (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company’s counsel and accountants, (viii) all fees and expenses (including fees and expenses of Counsel) of the Company in connection with the approval of the Notes by DTC for “book-entry” transfer, (ix) the rating of the Notes by rating agencies, (x) the reasonable fees and expenses of the Trustee and its counsel, (xi) the performance by the Company of its other obligations under this Agreement and the other Operative Documents and (xii) 50% of the cost of aircraft charter relating to “roadshow” travel, and other “roadshow” travel and related expenses reasonably incurred in connection with the marketing and sale of the Notes. Except as provided in this Section 4(f), the Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel and 50% of the cost of aircraft charter relating to “roadshow” travel.

(g) To use the proceeds from the sale of the Initial Notes in the manner described in the Offering Memorandum under the caption “Use of Proceeds” and to provide the Initial Purchaser with evidence of any application of such proceeds on the date of each such application.

(h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

(i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Initial Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Initial Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

(j) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available to any holder or beneficial owner of Initial Notes in connection with any sale thereof and any prospective purchaser of such Initial Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

(k) To cause the Exchange Offer to be made in the appropriate form to permit registered Exchange Notes to be offered in exchange for the Initial Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

(l) To comply with all of its agreements set forth in the Registration Rights Agreement and all of its agreements set forth in the representation letters to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(m) To effect the inclusion of the Notes in The PORTALSM Market (“PORTAL”) and to obtain approval of the Initial Notes by DTC for “book-entry” transfer.

(n) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchaser, as it may reasonably request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company mails or otherwise makes available to its securityholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or any of its subsidiaries, including without limitation, press releases.

(o) Prior to the Closing Date, to furnish to the Initial Purchaser, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements in the Offering Memorandum.

(p) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

(q) Prior to the Closing Date, not to issue any press release or other communications directly or indirectly or hold any press conference with respect to the issuance of the Initial Notes, the Company or any of its subsidiaries, the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company or any of its subsidiaries, without the prior consent of the Initial Purchaser, such consent not to be unreasonably withheld or delayed.

(r) To use its commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement and the other Operative Documents prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Initial Notes.

5. Representations and Warranties. (a) The Company represents and warrants to the Initial Purchaser that:

(i) The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum as of its date did not, and as of the Closing Date will not, and any supplement or amendment thereto will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

(ii) The Company and each of its subsidiaries (A) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation, formation or otherwise, (B) has all requisite corporate or limited liability company power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to (1) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or other) or prospects of the Company and its subsidiaries, taken as a whole, (2) interfere with or adversely affect the issuance or marketability of the Notes or (3) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption “Use of Proceeds” (any of the events set forth in clauses (1), (2) or (3), a “Material Adverse Effect”).

(iii) As of the date hereof, the Company has no subsidiaries other than the entities listed on Schedule I hereto.

(iv) All of the outstanding equity interests of each subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance, except for any such security interest, claim, lien, limitation on voting rights or encumbrance pursuant to the Credit Agreement among Innophos, Inc., Innophos Mexico Holdings, LLC and the lenders party thereto (the “Credit Agreement”); and all such securities have been duly authorized and in the case of shares of capital stock of the Company, are validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights.

(v) Except as disclosed in the Offering Memorandum, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries.

(vi) When the Initial Notes are, issued and delivered pursuant to this Agreement, no Initial Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein and therein.

(viii) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity.

(ix) The Indenture has been duly and validly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will be the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

The Offering Memorandum contains a summary of the terms of the Indenture, which summary is accurate in all material respects.

(x) The Registration Rights Agreement has been duly and validly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Initial Purchaser, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Registration Rights Agreement, which summary is accurate in all material respects.

(xi) The Initial Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchaser pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor in accordance with the terms hereof and thereof, will be the legally valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Notes, which summary is accurate in all material respects.

(xii) The PIK Notes have been duly and validly authorized by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered in payment of interest on the Initial Notes or Exchange Notes, will be the legally valid and biding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the PIK Notes, which summary is accurate in all respects.

(xiii) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity.

(xiv) Each of the Company and its subsidiaries and Innophos Holdings, Inc. (“Holdings”) is not (A) in violation of its charter or bylaws or other organizational documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, assuming that with respect to the Credit Agreement, dated August 13, 2004, among Innophos, Inc., the lenders and agents named therein and Bear Stearns Corporate Lending Inc. (the “Credit Agreement”), consent to enter into the transactions contemplated by this Agreement is obtained prior to the Closing Date (the “Bank Consent”), that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

(xv) None of (A) the execution, delivery or performance by the Company of this Agreement or any of the other Operative Documents to which it is a party, (B) the issuance and sale of the Notes or (C) the consummation by the Company and Holdings of the transactions described in the Offering Memorandum under the caption “Use of Proceeds,” violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries or Holdings, or an acceleration of any indebtedness of the Company or any of its subsidiaries or Holdings pursuant to, (1) the charter or bylaws or other organizational documents of the Company or any of its subsidiaries or Holdings, (2) other than the Bank Consent, which will have been obtained prior to the Closing Date, any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries or Holdings is a party or by which any of them is bound or to which any of their properties are subject, (3) any statute, rule or regulation applicable to the Company or any of its subsidiaries or Holdings or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency, body or authority or administrative agency having jurisdiction over the Company or any of its subsidiaries or Holdings or any of their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or authority or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement or any of the other Operative Documents to which it is a party or (2) the issuance and sale of the Notes and the transactions contemplated hereby and thereby, except such as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations).

(xvi) There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries or Holdings is or may be a party or to which the assets or property of the Company or any of its subsidiaries or Holdings, is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or authority or administrative agency or that has been proposed by any governmental agency, body or authority or administrative agency and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries or Holdings is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries or Holdings is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed or (2) except as disclosed in the Offering Memorandum, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or prevents or suspends the sale of the Notes in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(xviii) Except as disclosed in the Offering Memorandum, there is (A) no material unfair labor practice complaint pending against the Company or any of its subsidiaries or Holdings nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or Holdings or, to the best knowledge of the Company, threatened against any of them, (B) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them and (C) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder, except those violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix) Except as disclosed in the Offering Memorandum, none of Holdings, the Company nor any of its subsidiaries has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), which violations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) There is no alleged liability, or to the knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company or such subsidiary, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Offering Memorandum, other than as disclosed therein, or could reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl and (5) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

(xxi) Each of the Company and its subsidiaries and Holdings has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies, bodies or administrative agencies, and all third parties, foreign and domestic (collectively, the “Consents”), including without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), and each such Consent is valid and in full force and effect, and none of the Company or any of its subsidiaries or Holdings has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any of its subsidiaries or Holdings, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and its subsidiaries and Holdings is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(xxii) Each of the Company and its subsidiaries and Holdings has (A) good and marketable title to all of the properties and assets described in the Offering

Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for Permitted Liens (as defined in the Offering Memorandum) and taxes not yet payable), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have a Material Adverse Effect, (C) except as disclosed in the Offering Memorandum, all material licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all material declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum and (D) except as disclosed in the Offering Memorandum, no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and each of the Company and its subsidiaries and Holdings is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company or any of its subsidiaries or Holdings is a party are valid and binding, and no default by the Company or such subsidiary or Holdings, as the case may be, has occurred and is continuing thereunder and, to the knowledge of the Company, no material defaults by the landlord are existing under any such lease, except those defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiii) Each of the Company and its subsidiaries and Holdings owns, possesses or has the right to employ all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property”) presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person (except for such right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien pursuant to the Credit Documents), and none of the Company or any of its subsidiaries or Holdings has received any notice of material infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of the Company or any of its subsidiaries or Holdings does not infringe on the rights of any person, except such infringements as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiv) All material tax returns required to be filed by the Company or any of its subsidiaries or Holdings in all jurisdictions have been so filed and are accurate in all material respects. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. Except as disclosed in the Offering Memorandum, to the knowledge of the Company, there are no material proposed additional tax assessments against the Company or any of its subsidiaries or Holdings, or the assets or property of the Company or any of its subsidiaries or Holdings, except those tax assessments for which adequate reserves have been established.

(xxv) Except as disclosed in the Offering Memorandum, each of the Company and its subsidiaries and Holdings maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(xxvi) Each of the Company and its subsidiaries and Holdings maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice to protect the Company and its subsidiaries and Holdings and their respective businesses. None of the Company or any of its subsidiaries or Holdings has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(xxvii) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries or Holdings on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries or Holdings on the other hand, that would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

(xxviii) Neither the Company nor any of its subsidiaries is, nor after giving effect to the offering and sale of the Notes and applying the net proceeds as described in the Offering Memorandum under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxix) There are no holders of securities of the Company or any of its subsidiaries or Holdings who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries or Holdings register under the Act or analogous foreign laws and regulations securities held by them other than pursuant to the Registration Rights Agreement.

(xxx) None of the Company or any of its subsidiaries or Holdings has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Offering Memorandum (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries or Holdings.

(xxxi) The accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants as required by the Act. The historical consolidated financial statements included or to be included as part of the Offering Memorandum, together with related schedules and notes thereto, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act. Such financial statements present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented, except as may be stated in the footnotes therein. The pro forma combined financial statements and the related notes thereto included under the caption “Unaudited Pro Forma Combined Financial Data” in the Offering Memorandum have been prepared on a basis consistent with that of the historical financial statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act, except as expressly stated therein. The other financial and statistical information and data included in the Offering Memorandum derived from the historical and pro forma consolidated financial statements, are accurately presented in all material respects and prepared on a basis consistent with the consolidated financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Company and its subsidiaries.

(xxxii) No registration under the Act of the Initial Notes is required for the sale of the Initial Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming (A) that the purchasers who buy the Initial Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Initial Purchaser’s representations regarding the absence of general solicitation in connection with the sale of Initial Notes to the Initial Purchaser and the Exempt Resales contained herein. No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its representatives (other than the Initial Purchaser, as to whom the Company makes no representation or warranty) in connection with the offer and sale of any of the Initial Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company or any of its subsidiaries within the six-month period immediately prior to the date hereof.

(xxxiii) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Initial Notes to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Offering Memorandum under the caption “Notice to Investors.”

(xxxiv) The statistical, industry and market-related data included in the Offering Memorandum are based on or derived from management estimates and third-party sources, and the Company believes such estimates and sources are reasonable, reliable and accurate in all material respects.

(xxxv) Since the respective dates as of which information is given in the Offering Memorandum, (A) there has not been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (B) no dividend or distribution of any kind has been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock and (C) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum, nor entered into any transaction not in the ordinary course of business. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there has not occurred any change, or any development that is reasonably likely to result in a Material Adverse Effect.

(xxxvi) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

(xxxvii) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

(xxxviii) None of the Company nor any of its affiliates or any person acting on its behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Notes.

(xxxix) The Initial Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(b)(3) under the Act and only upon certification of beneficial ownership of such Initial Notes by non-U.S. persons or U.S. persons who purchased such Initial Notes in transactions that were exempt from the registration requirements of the Act.

(xl) The Initial Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(xli) The sale of the Initial Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(xlii) The Company and its affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Initial Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g)(2) under the Act.

(xliii) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

(xliv) The Company does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature. Upon the issuance of the Notes, the present fair saleable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. Upon the issuance of the Notes, the assets of the Company will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability.

(xlv) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company, any of its subsidiaries, Holdings and any other person that would give rise to a valid claim against the Company or any of its subsidiaries or Holdings or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(xlvi) There exist no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

(xlvii) Neither the Company nor any of its subsidiaries has distributed or, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Initial Notes, will distribute any material in connection with the offering and sale of the Initial Notes other than the Preliminary Offering Memorandum, the Offering Memorandum or other material, if any, prohibited by the Act and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) (or regulations promulgated to the Act or the FSMA) and not approved by the Initial Purchaser, such approval not to be unreasonably withheld or delayed.

(xlviii) Neither the Company nor any of its affiliates, nor any person acting on its behalf (it being understood that no representation is hereby made by the Company regarding the Initial Purchaser) (A) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. Person (as such terms are defined in Regulation S under the Act) the Initial Notes or any security of the same class or series as the Initial Notes or (B) has offered or will offer or sell the Initial Notes (1) in the United States or to any U.S. Person by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (2) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. To the extent applicable, if at all, the Company, its affiliates and any person acting on its behalf (it being understood that no representation is hereby made by the Company regarding the Initial Purchaser) have complied and will comply with the offering restrictions requirement of Regulation S in connection with the offering of the Initial Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g)(2) under the Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Initial Notes except for this Agreement.

(xlix) Each certificate signed by any officer of the Company and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel for the Company and counsel for the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

(b) The Initial Purchaser represents, warrants and covenants to the Company and agrees that:

(i) The Initial Purchaser is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Initial Notes.

(ii) The Initial Purchaser (A) is not acquiring the Initial Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Initial Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act and in offshore transactions in reliance upon Regulation S.

(iii) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Initial Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(iv) The Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Initial Notes only from, and will offer to sell the Initial Notes only to, Eligible Purchasers. The Initial Purchaser further (A) agrees that it will offer to sell the Initial Notes only to, and will solicit offers to buy the Initial Notes only from (1) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (2) Reg S Investors and (B) acknowledges and agrees that, in the case of such QIBs and such Reg S Investors, that such Initial Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (II) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (III) in a transaction meeting the requirements of Rule 144 under the Act, (IV) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Initial Notes (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Initial Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act or (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company or any of its subsidiaries, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

(v) The Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Notes.

(vi) The Initial Notes offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(vii) The sale of Initial Notes offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(viii) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Initial Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(b)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Initial Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (A) as part of your distribution at any time or (B) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act or another exemption from the registration requirements of the Securities Act, and in connection with any subsequent sale by you of the Initial Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

The Initial Purchaser acknowledges that the Initial Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(b)(3) under the Act and only upon certification of beneficial ownership of such Initial Notes by non-U.S. persons or U.S. Persons who purchased such Initial Notes in transactions that were exempt from the registration requirements of the Act.

The Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel for the Company and counsel for the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

(b) The Initial Purchaser agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchaser. This indemnity will be in addition to any liability that the Initial Purchaser may otherwise have, including under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided that such consent was not unreasonably withheld.

7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and the Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Initial Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Initial

Notes (net of discounts but before deducting expenses) received by the Company and (ii) the discounts and commissions received by the Initial Purchaser, respectively. The relative fault of the Company, on the one hand, and of the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Initial Notes purchased by the Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as the Initial Purchaser, and (A) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

8. Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Initial Notes, as provided herein, are subject to the satisfaction of the following conditions:

(a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.

(b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchaser may agree, and no stop order suspending the qualification or exemption from qualification of the Initial Notes thereof in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Initial Notes; no action, suit, investigation or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or authority or administrative agency that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or that could reasonably be expected to have a Material Adverse Effect.

(d) Since the respective dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock and (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes. thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum, nor entered into any transaction not in the ordinary course of business. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there has not occurred any change, or any development that is reasonably likely to result in a Material Adverse Effect.

(e) The Initial Purchaser shall have received certificates, dated the Closing Date, signed on behalf of the Company, in form and substance satisfactory to the Initial Purchaser, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and clause (xliv) of Section 5(a) and that, as of the Closing Date, the Company has satisfied all conditions on its part to be satisfied hereunder on or prior thereto.

(f) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, of Kirkland & Ellis LLP, counsel for the Company, to the effect set forth in Exhibit A hereto.

(g) At the time this Agreement is executed and at the Closing Date, the Initial Purchaser shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary “comfort” letters addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Offering Memorandum.

(h) The Initial Purchaser shall have received an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, of Latham & Watkins LLP, counsel for the Initial Purchaser, covering such matters as are customarily covered in such opinions.

(i) Latham & Watkins LLP, counsel to the Initial Purchaser, shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

(j) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

(k) The Company and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

(l) The Company and the Initial Purchaser shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

(m) The Company shall have obtained the Bank Consent as described in the Offering Memorandum and as may be reasonably satisfactory to the Initial Purchaser.

(n) The Notes shall have been approved for trading on PORTAL.

(o) The Company shall use the net proceeds from the sale of the Initial Notes in the manner described in the Offering Memorandum under the caption “Use of Proceeds.”

(p) All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser. The Company shall furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

9. Initial Purchaser’s Information. The Company acknowledges that the statements with respect to the offering of the Initial Notes set forth in the third sentence of the second paragraph, the first sentence of the fourth paragraph and the fifth sentence of the seventh paragraph under “Plan of Distribution” in the Offering Memorandum constitute the only information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use in the Offering Memorandum.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchaser and the Company contained in this Agreement,

including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser, any controlling person thereof, or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Initial Notes to and by the Initial Purchaser. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchaser, without liability (other than with respect to Sections 6 and 7) on the Initial Purchaser’s part to the Company and without liability on the Company’s part to the Initial Purchaser (except that the Company shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to subsection (d) of this Section 11) if, on or prior to such date, (i) the Company failed, refused or was unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchaser hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchaser, any material adverse change has occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Company’s securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been established, or maximum ranges for prices for securities have been required, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium has been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons has been declared; or (D) there has occurred an outbreak or escalation of hostilities or acts of terrorism involving the United States, or there is a declaration by the United States of a national emergency or war, or there is any other calamity or crisis or any change in political, financial or economic conditions, the effect of which, in any such case, is, in the sole judgment of the Initial Purchaser, to make it inadvisable or impracticable to proceed with the offering, sale or delivery of the Initial Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there has been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchaser’s reasonable judgment, makes it inadvisable or impracticable to proceed with the delivery of the Initial Notes as contemplated hereby.

(c) Any notice of termination pursuant to this Section 11 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

(d) If this Agreement is terminated pursuant to any of the provisions hereof, or if the sale of the Initial Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchaser’s counsel), incurred by the Initial Purchaser in connection herewith.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchaser shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Marc D. Jaffe, telecopy number: (212) 751-4864; and if sent to the Company, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Innophos Investments Holdings, Inc., c/o Innophos, Inc., 259 Prospect Plains Road, Cranbury, New Jersey 08512, Attention: Chief Financial Officer, telecopy number: 609-860-0350, with a copy to Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022, Attention: Joshua N. Korff or, telecopy number: (212) 446-4900.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser, the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchaser.

14. Construction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

(Signature page to follow)

If the foregoing correctly sets forth the understanding between the Initial Purchaser and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

INNOPHOS INVESTMENTS HOLDINGS, INC.

By:	/s/ Mark Feuerbach
Name:	Mark Feuerbach
Title:	Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written:

BEAR, STEARNS & CO. INC.

By:	/s/ Joseph B. Sheehan
Name:	Joseph B. Sheehan
Title:	Senior Managing Director

Purchase Agreement

SCHEDULE I

SUBSIDIARIES

INNOPHOS, INC.

INNOPHOS CANADA, INC.

INNOPHOS MEXICO HOLDINGS, LLC

INNOPHOS MEXICANA S.A. DE C.V. (F/K/A RHODIA MEXICANA S.A. DE C.V.)

INNOPHOS TGIS. DE R.L. (F/K/A RHODIA TGI S.A. DE C.V.)

INNOPHOS FOSFATADOS DE MEXICO S. DE R.L. (F/K/A RHODIA FOSFATADOS DE MEXICO S.A. DE C.V.)

INNOPHOS SERVICIOS DE MEXICO S. DE R.L. (F/K/A RHODIA SERVICIOS DE MEXICO S.A. DE C.V.)